Exhibit 2 Articles of Incorporation


                          ARTICLES OF INCORPORATION OF

                         SANDY CREEK OSTRICH RANCH INC.


The undersigned incorporator(s), for the purpose of forming a corporation under the Florida Business Corporation Act, hereby adopt(s) the following Articles of Incorporation.


                                 ARTICLE I NAME

The name of the corporation shall be SANDY CREEK OSTRICH RANCH INC.



                          ARTICLE II PRINCIPAL OFFICE

The principal place of business and mailing address of this corporation shall be:

     Principal place of business:         6225 Hwy 393  Crestview, Florida 32539

     Mailing address is                   P.O. Box 326  Shalimar, Florida 32579


                               ARTICLE III SHARES

The number of shares of stock that this corporation is authorized to have outstanding at any one time is:

                                       100


             ARTICLE IV INITIAL REGISTERED AGENT AND STREET ADDRESS

The name and address of the initial registered agent is:
     Charles Broome, PhD.
     2559 Palm Shores Drive
     Shalimar, Florida 32579


                           ARTICLE V INCORPORATOR(S)

The name(s) and street address(es) of the incorporator(s) to these Articles of Incorporation is (are):

     Steve Bartolic  5377n Harvest Ridge Cn.  Birmingham, Alabama  35242
     Les Lerner   2571 Barron Ct.  Shalimar, Florida 32549
     Charles Broome PhD  2559 Palm Shores Drive  Shalimar, Florida  32579


The undersigned incorportor(s) has (have) executed these Articles of Incorporation this 9th day of July 1996.


Signed: Charles Broome PhD
        Steve Bartolic
        Les Lerner

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                          CERTIFICATE OF DESIGNATION OF
                       REGISTERED AGENT/REGISTERED OFFICE

PURSUANT TO THE PROVISIONS OF SECTION 607.0501, FLORIDA STATUTES, THE UNDERSIGNED CORPORATION, ORGANIZED UNDER THE LAWS OF THE STATE OF FLORIDA, SUBMITS THE FOLLOWING STATEMENT IN DESIGNATING THE REGISTERED OFFICE/REGISTERED AGENT, IN THE STATE OF FLORIDA.

     1.   The name of the corporation is: Sandy Creek Ostrich Ranch Inc.

     2.   The name and address of the registered agent and office is:

                             Charles Broome PhD
                             2559 Palm Shores Drive
                             Shalimar, Florida 32579

Having been named as registered agent and to accept service of process for the above stated corporation at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

Signed: Charles Broome PhD 7/9/96

         DIVISION OF CORPORATIONS, P.O. BOX 6327 TALLAHASSEE, FL. 32314